                                                                    Exhibit 10.2

                            SHARE PURCHASE AGREEMENT

         This Share Purchase Agreement (hereinafter referred to as the "Agreement") is made and entered into as of the 30th day of June, 1996, by and among Arbor Health Care Company, a Delaware corporation (hereinafter referred to as the "Purchaser"), Robert Q. Baker, an individual residing at 1309 Durness Court, Worthington, OH 43235-4582 ("Baker") and Richard E. Moon, an individual residing at 4205 Stonebridge Dr., Springfield, OH 45504 ("Moon") (Baker and Moon are hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders").

                                 R E C I T A L S

         WHEREAS, each Shareholder presently owns capital stock of Poly-Stat Computer Applications, Inc., an Ohio corporation (the "Company") as set forth opposite his name under column 2 of Exhibit A attached hereto and incorporated herein (the shares owned by each Shareholder are hereinafter referred to as the "Shareholder's Shares" and by all of the Shareholders as the "Total Shareholders' Shares");

         WHEREAS, the Company is presently engaged in the business of selling Medicare billing and collection services to nursing homes and other medical supply companies in Ohio (said business is hereinafter collectively referred to as the "Company's Business");

         WHEREAS, the Shareholders desires to sell to the Purchaser the Total Shareholders' Shares upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Purchaser desires to purchase from the Shareholders the Total Shareholders' Shares upon the terms and subject to the conditions hereinafter set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, of the mutual promises, covenants and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

 1.      SALE AND PURCHASE OF EACH SHAREHOLDER'S SHARES.
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         At the Closing (as that term is hereinafter defined in Section 6 of this Agreement), the Shareholders shall sell and deliver to the Purchaser and the Purchaser shall purchase and take from the Shareholders the Total Shareholders' Shares, all upon the terms and subject to the conditions set forth in this Agreement. The sale and delivery by the Shareholders of the Total Shareholders' Shares to the Purchaser pursuant to this Section shall be effected by the delivery to the Purchaser by the Shareholders at the Closing of a certificate or certificates representing the Shareholders'

Shares duly endorsed in blank by the owner of record or accompanied by a duly executed stock power in blank by the owner of record with such signature guarantees or other certifications or affidavits as the Purchaser shall reasonably request.


 2.      CONSIDERATION FOR THE TOTAL SHAREHOLDERS' SHARES.
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         In consideration of the sale and transfer to the Purchaser by the Shareholders of the Total Shareholders' Shares as provided in Section 1 of this Agreement, at the Closing the Purchaser shall deliver to the Shareholders the following:

          (a) $153,800.00 in immediately available funds (the "Cash") to each Shareholder; and

          (b) A promissory note (the "Note") in the principal amount of $37,400.00, in the form attached hereto as Exhibit B, to each Shareholder.

3.       CONTINGENT PAYMENT.
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         The Purchaser shall pay each Shareholder up to two (2) contingent payments, the first in the amount of $92,280.00 and the second in the amount of $61,520.00 (individually, a "Contingent Payment" and collectively, the "Contingent Payments"), which relate to the financial performance of the Company and Poly-Stat Supply Corporation, an Ohio corporation affiliated with the Company ("PSSC") (the Company and PSSC are hereinafter collectively referred to as the "Group"), over the next five years after acquisition of the Group by the Purchaser. The Contingent Payments shall only be payable as hereinafter set forth:

         3.1 GROSS MARGIN TARGETS. The Shareholders shall be entitled to receive the Contingent Payment(s) only as follows:

                  (a) If the aggregate gross margin of the Group, for the period beginning January 1, 1996 through December 31, 1998 equals or exceeds $2,370,000.00 (the "First Gross Margin Target"), then the Shareholders shall each be entitled to the first Contingent Payment in the amount of $92,280.00.

                  (b) If the aggregate gross margin of the Group, for the period beginning January 1, 1999 through December 31, 2000 equals or exceeds $2,456,000.00 (the "Second Gross Margin Target"), then the Shareholders shall each be entitled to the second Contingent Payment in the amount of $61,520.00.

                  (c)      If the first Contingent Payment as described in
                           Section 3.1(a) is not made because the First Gross Margin Target was not achieved, the Purchaser shall nonetheless pay each Shareholder the amount of both Contingent Payments if the aggregate gross margin of the Group equals or exceeds $4,826,000.00 (the "Final Gross Margin Target") for the period beginning January 1, 1996 through December 31, 2000. In such event, no further

                           Contingent Payment shall be payable, it being the intention of the parties that the maximum amount of the Contingent Payments payable to each Shareholder shall be $153,800.00 (or $307,600.00 in the aggregate).

         3.2. CALCULATIONS. As used herein "gross margin" shall mean the income of the Group before deductions for interest, depreciation, office lease expense, amortization of goodwill, allocation of the Purchaser's or its affiliates' (other than the Group) corporate overhead and income taxes. When determining the amount of gross margin generated by the Group, revenues shall include: (i) sales of the Company; (ii) sales of the PSSC of urological and ostomy supplies, surgical dressings, nutritional supplies (enteral nutrients - tube fed and supplemental nutrients), oxygen supplies (including concentrators and E-tanks but excluding respiratory supplies associated with concentrators and excluding liquid oxygen), and tracheostomy supplies (including tracheostomy clean and care kits but excluding suction catheters and trachs); and (iii) sales of durable medical equipment.

         In determining whether the Contingent Payment(s) have been achieved, Baker may elect to include a portion of the Gross Margin From Druggist Sales (as hereinafter defined and described). The Gross Margin From Druggist Sales shall be equal to twenty percent (20%) of the revenues less contractual allowances derived annually from new sales of pharmacy and respiratory services provided by The Druggist, Inc., an Ohio corporation which is an affiliate of the Purchaser or any other affiliates of the Purchaser (collectively, the "Druggist"), generated by Baker and as further described in Sections 3.1(b) and (c) of the Employment Agreement being entered into by Baker simultaneously herewith. Notwithstanding anything to the contrary stated herein, the amount of the Gross Margin From Druggist Sales which Baker may elect to utilize for determining whether the gross margin targets have been met shall be limited as follows:

         (a) An amount not to exceed $704,500.00 of the Gross Margin From Druggist Sales generated for the period beginning July 1, 1996 through December 31, 1998 may be utilized in determining whether the First Gross Margin Target has been achieved; and

         (b) An amount not to exceed $735,500.00 of the Gross Margin From Druggist Sales generated for the period beginning January 1, 1999 through December 31, 2000 may be utilized in determining whether the Second Gross Margin Target has been achieved.

         (c) If the First Gross Margin Target was not attained, an amount not to exceed $1,440,000.00 of the Gross Margin From Druggist Sales generated for the period beginning July 1, 1996 through December 31, 2000 may be utilized in determining whether the Final Gross Margin Target has been achieved.

         An election by Baker to include any portion of the Gross Margin From Druggist Sales must be made within thirty (30) days after the Purchaser has delivered to Baker its written report detailing the computation of the Gross Margin From Druggist Sales at the end of the applicable period set forth in (a) through (c) above. In the event there is a dispute regarding such computation, Baker may defer such election until the dispute is settled.

         3.3. PAYMENT(S) OF THE CONTINGENT PAYMENT(S). The Contingent Payment(s) shall be paid to the Shareholders, if due, as follows: 72.5% of the amount due shall be paid in cash, and 27.5% shall be paid by delivery from the Purchaser of a corresponding number of shares of its Common Stock, par value $.03 per share (the "Purchaser's Shares"), the exact number of shares to be determined by dividing 27.5% of the amount of the Contingent Payment due by $27.50, such price being the approximate fair market value of the Purchaser's Shares over the last 30 days. Therefore, such price shall be adjusted accordingly for any stock splits or stock dividends between the date hereof and the date such shares are delivered to the Shareholders hereunder. Payment(s) of the Contingent Payment(s) shall be made within 20 days after completion of the audit of the Purchaser's financial statements for the relevant period.

         3.4. RESTRICTED SECURITIES. The Shareholders acknowledge and agrees that the Purchaser's Shares deliverable in accordance with the terms hereof will be restricted securities. At the time of such delivery, the Shareholders shall provide the Purchaser with a Shareholder's Agreement in the form attached hereto as Exhibit C as a precondition of receiving same.

         3.5. ACCOUNTING. The Purchaser will cause appropriate accountants to prepare a computation of gross margin of the Group and the Druggist to be prepared each year. In conjunction with the audit of the Purchaser's financial statements the Purchaser's independent auditors will be instructed to review such computation for conformity with the terms of this Agreement. In addition, the Shareholders or their agents shall have the right to examine all relevant books and records of the Group and the Druggist or other relevant affiliates of the Purchaser at all reasonable times and places. In the event the Company or PSSC is no longer a separate entity, or if other companies, divisions or lines of business of the Purchaser or its affiliates are added within the Group, separate books and records shall be maintained for purposes of calculating the gross margins of the Group as if such combination or addition had not taken place.

 4.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF EACH
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         SHAREHOLDER.
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         The Shareholders hereby jointly and severally represent, warrant and agree (and acknowledges that each such representation, warranty and agreement shall be deemed material and independently relied upon by the Purchaser), in consummating the transactions herein contemplated as follows:

         4.1. BINDING EFFECT. This Agreement constitutes his legally binding and valid obligation, enforceable in accordance with its terms.

         4.2. OWNERSHIP OF THE SHAREHOLDER'S SHARES. He is the record owner of and has good and valid title to the Shareholder's Shares, he has full right, power and authority to sell and deliver the Shareholder's Shares to the Purchaser pursuant to the terms of this Agreement and, upon the sale and transfer by him of his certificate or certificates therefor to the Purchaser pursuant to this Agreement, he will deliver to the Purchaser good and valid title to the Shareholders's Shares, free and clear of any and all claims, liens, charges, encumbrances, restrictions, agreements and defects of any kind or nature whatsoever.

         4.3. OWNERSHIP OF THE SHAREHOLDER'S SHARES. The Shares are owned beneficially and of record by each Shareholder, and he has no right to acquire or receive any additional shares of the Company's capital stock.

         4.4. VOLUNTARY ACT. He is executing this Agreement freely, knowingly and voluntarily, he is fully aware of the contents and legal effects hereof, and such execution is not the result of any duress, mistake or undue influence whatsoever.

         4.5. CLAIMS AGAINST THE PURCHASER OR THE COMPANY. He has no presently existing claim, demand, action or cause of action, whether at law or in equity, whether accrued, contingent, fixed or otherwise, which he might hereafter attempt to assert against the Purchaser, the Company or any of their respective attorneys, accountants, parents, subsidiaries, affiliates, predecessors, officers, directors, employees or stockholders, of any kind, character or description whatsoever, arising out of, related to or in any manner connected with, either directly or indirectly, his participation as an employee, director, officer or stockholder of the Company, including but not limited to (i) any rights to purchase or receive shares of the Company's capital stock, or (ii) presently existing claim or basis for a claim for indemnification from the Company pursuant to the Company's Articles of Incorporation or Code of Regulations, or any agreement or law other than for (a) unpaid dividends declared by the board of directors of the Company, (b) indebtedness described on
Schedule 4.24, and (c) salaries and/or employee expense reimbursements not exceeding $5,000 in the aggregate with respect to him.

         4.6. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is legally entitled and licensed to own and lease its properties and to carry on the Company's Business as and in the places where such properties are now owned, leased or operated. There are no jurisdictions in which the nature of the assets or the business of the Company would require it to qualify as a foreign corporation.

         4.7. CAPITALIZATION. The authorized capital stock of the Company consists of 500 shares of Common Stock, without par value (hereinafter referred to as the "Common Stock"), all of which are validly issued, fully paid, non-assessable and outstanding. No governmental agency or purchaser of shares of the Common Stock has asserted a claim or demand to the Company that any of such shares were issued in violation of any federal or state securities laws.

         4.8. OPTIONS. There are no existing options, warrants, commitments or agreements of any kind or nature whatsoever relating to the issuance of the Common Stock or securities of the Company and no existing agreements, trusts or understandings relating to the voting or transfer of the Common Stock, except that certain Buy-Sell Agreement entered into between the Shareholders as of March 1, 1992, which the Shareholders agree to terminate at the Closing.

         4.9. SUBSIDIARIES. The Company has no subsidiaries or investments in any subsidiaries or other businesses.

         4.10. CORPORATE INSTRUMENTS. The Articles of Incorporation and Code of Regulations of the Company, as amended to date, are true, correct and complete in all respects. The stock record books of the Company are true, correct and complete in all respects and accurately reflect all issuances and transfers of the authorized capital stock of the Company. Copies of all such corporate instruments of the Company shall be furnished to the Purchaser prior to Closing.

         4.11 CONFLICTS. Except as set forth on Schedule 4.11, neither the execution and delivery of this Agreement and the consummation of the transactions herein contemplated nor compliance by the Shareholders with any provisions hereof will; (a) conflict with, cause an acceleration of or result in a material breach of or default under any of the terms, conditions, or provisions of any (i) article of the Articles of Incorporation or any of the Code of Regulations of the Company; or (ii) note, bond, mortgage, indenture, license, agreement or other instrument to which the Company is a party or by which it or any of its property is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation, the violation of which would have a material adverse consequence upon the Company, its properties, and its assets, taken as a whole.

         4.12. CONSENT. Except as set forth on Schedule 4.12, no consent or approval by any governmental agency or authority or any non-governmental person or entity is required in connection with the execution, performance and delivery by the Shareholder of this Agreement or the consummation of the transactions herein contemplated (including, but not limited to, consents from federal, state, municipal or other governmental agencies or authorities having jurisdiction over the Company's Business).

         4.13. FINANCIAL STATEMENTS. The Company has previously furnished the Purchaser with a true, correct and complete copy of the internal balance sheet and income statement dated May 31, 1996 and the compiled balance sheet and income statement for the fiscal years ended December 31, 1995, December 31, 1994, December 31, 1993 and December 31, 1992 (hereinafter referred to individually and/or collectively as the "Financial Statements"). The Financial Statements fairly present the financial position of the Company as of their respective dates and the results of its operations for the respective periods then ended. The shareholders' equity of the Company, as stated on the Financial Statements, is at least $22,234.00 at May 31, 1996.

         4.14. INVENTORIES. Schedule 4.14 sets forth as of June 25, 1996, (the "Inventory Date") a true, correct and complete description by classification of all raw materials and manufacturing supplies, work-in-process and finished inventories of the Company (said items and any items acquired since the Inventory Date, other than items of inventory disposed of in the ordinary course of business, are hereinafter collectively referred to as the "Inventories"). Since the Inventory Date, there has been no change in the levels of the Inventories in any category except in the ordinary course of business. Except as otherwise provided on Schedule 4.14, the Inventories consist solely of quantities and qualities useable and saleable in the ordinary course of the Company's Business. No material amounts of the Inventories have been consigned except as provided on Schedule 4.14. All of the Inventories (other than the consigned inventory) are located on property owned or leased by the Company.

         4.15. MACHINERY AND EQUIPMENT. Schedule 4.15 sets forth as of May 31, 1996 a complete list, description and location of each item of the Company's machinery, equipment and other tangible assets used in the Company's' Business having an initial cost of greater than $1,000 (hereinafter referred to as the "Machinery and Equipment"). Each such item of the Machinery and Equipment is in good operating condition and repair, normal wear and tear excepted, and is free of any material defects. Since May 31, 1996 and except as otherwise provided in
Schedule 4.15, there has been no sale or other disposition of any of the Machinery and Equipment.

         4.16. LEASED PROPERTY. Schedule 4.16 sets forth as of the date of this Agreement a description of each parcel of real property (including all improvements thereto) leased by the Company (hereinafter referred to as the "Leased Property"). The Company shall deliver to the Purchaser copies of such leases. The Company is not in material default under any such leases and such leases are in full force and effect. The Company does not own any real property.

         4.17. ACCOUNTS RECEIVABLE. Except as disclosed on Schedule 4.17, all accounts receivable of the Company (hereinafter referred to as the "Accounts Receivable") as of May 31, 1996 and all notes and accounts receivable acquired by it subsequent to May 31, 1996, have arisen in the ordinary course of business and have been collected or are in the process of collection and will be collected in the ordinary course of business in the aggregate recorded amounts thereof. Schedule 4.17 also sets forth a description of the Company's policies and current status with respect to sales discounts, returns and allowances, and also sets forth a description of any material changes in credit terms since May 31, 1996.

         4.18. PATENTS AND TRADEMARKS. Schedule 4.18 sets forth a true, correct and complete listing of all patents, trademarks, trade names, brand names and registered copyrights and any pending applications therefor, owned by or licensed to the Company (hereinafter collectively referred to as the "Patents"), together with a brief statement as to the filing, registration or issuance thereof, as to any licenses, sublicenses, covenants or agreements entered into or granted by or to the Company with respect thereto and as to any pending or threatened disputes or adverse claims with respect thereto. Except as set forth on Schedule 4.19, the Company solely owns or has the exclusive right to use, free and clear of any payment or encumbrance, all patents, trademarks, trade names and brand names (whether registered or unregistered) and copyrights used in the conduct of the Company's Business. Except as set forth on Schedule 4.18, there is no claim or demand of any person pertaining to, or any proceedings which are pending or, to the best knowledge of the Company, overtly threatened, which challenge: (a) the exclusive rights of the Patents; or (b) the rights of the Company in respect of any material confidential information or material trade secrets used in the conduct of the Company's Business. None of the Patents are subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency or, to the best knowledge of the Company, infringes or is being infringed by others or is used by others (whether or not such use constitutes infringement), except for orders, rulings, decrees, judgments, stipulations or alleged infringements set forth on Schedule 4.18, none of which individually or collectively will materially and adversely affect the Company's Business.

         4.19. ASSETS USED IN BUSINESS. Since May 31, 1996, the Company has not utilized any material assets in the conduct of the Company's Business other than: (a) assets reflected on the balance sheets included in the Financial Statements; (b) assets set forth in the Schedules (including Schedule 4.19); and
(c) supplies and inventories acquired, consumed or disposed of by the Company since May 31, 1996 in the ordinary course of the Company's Business.

         4.20. TITLE TO ASSETS. The Company has good, valid and indefeasible leasehold title to the Leased Property, to all of the assets listed on the Schedules delivered to the Purchaser by the Company and to all of the assets, both real and personal, reflected on the balance sheets included in the Financial Statements (except for such assets sold, consumed or otherwise disposed of in the ordinary course of the Company Business since the dates of such balance sheets), free and clear of all mortgages, liens, pledges, charges, restrictions, agreements, encroachments or encumbrances of any kind or nature whatsoever, except; (a) for those associated with the indebtedness listed on
Schedule 4.24; and (b) liens for current taxes not yet due and payable.

         4.21. NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.21, the Company has no material liabilities or obligations of any kind or nature whatsoever, whether absolute, accrued, contingent or otherwise and whether due or to become due, other than: (a) those reflected on or referred to in the Financial Statements and not since paid or discharged; or (b) those incurred since May 31, 1996 in the ordinary course of the Company's Business or disclosed in one or more Schedules delivered to the Purchaser by the Company. Except as set forth on Schedule 4.21, the Company does not have, directly or indirectly, any contractual arrangement with or commitment to or from any of its officers, directors or employees. Without limiting the generality of the foregoing and except as so disclosed, no officer, director, shareholder or employee of the Company was or is, directly or indirectly, a joint investor or co-venturer with, or owner, lessor, lessee, licensor, licensee or supplier of any real or personal property, tangible or intangible, owned or used by or a lender to or debtor of the Company and the Company has no commitments or obligations as a result of any such transaction prior to the date of this Agreement.

         4.22. ACCOUNTS PAYABLE. Schedule 4.22 sets forth as of May 31, 1996 all of the accounts payable of the Company as of such date. No accounts payable have arisen since May 31, 1996 except in the ordinary course of the Company's Business.

         4.23. TAXES. Copies of all federal, state and local, as the case may be, income tax returns of the Company for each of the four (4) consecutive taxable years ended December 31, 1995 have heretofore been delivered to the Purchaser. The Company has filed or made all federal, state and local income and other tax returns and tax filings which it has been required to file or make (and there are no requests pending for extensions of time to file or make any such returns or filings) and have paid all taxes and governmental charges due and payable as shown on such returns and filings. The Company has never been audited by any federal, state or local taxing authority.

         4.24. INDEBTEDNESS. Schedule 4.24 sets forth as of the date of this Agreement a complete description of any indebtedness for borrowed money incurred, assumed or guaranteed by the Company.

         4.25. CAPITAL EXPENDITURES. Schedule 4.25 sets forth as of the date of this Agreement each outstanding commitment of the Company to make a capital expenditure, capital addition or capital improvement in the amount of $5,000.00 or more individually or $25,000.00 in the aggregate.

         4.26. GOVERNMENTAL AUTHORIZATIONS. The Company now has and, in a manner consistent with good business practice, will maintain in effect through the Closing all licenses, permits, certificates, agreements, consents and other authorizations from all federal, state and local agencies or authorities as are necessary for the lawful and proper conduct of the Company's Business. Schedule
4.26 sets forth as of the date of this Agreement a complete list of all such governmental authorizations material to the conduct of the Company's Business.

         4.27. EMPLOYEES. Schedule 4.27 sets forth as of the date of this Agreement a complete list of all officers, directors and employees of the Company, whether full time or part time, indicating the name of each such person, the method and the amount of annual compensation of each such person and the title or job description of each such person.

         4.28. CONSULTANTS. Schedule 4.28 sets forth as of the date of this Agreement a complete list of all consultants of the Company, whether full time or part time, indicating the name of each consultant and any compensation arrangement with each consultant.

         4.29. FRINGE BENEFITS. Schedule 4.29 sets forth as of the date of this Agreement a complete list and description of all fringe benefits, including hospitalization insurance, accident and health insurance, disability insurance, death insurance, vacation policies, meals and lodging policies and parking policies along with true, correct and complete copies of all contracts, policies, procedures, actuarial reports and manuals of employee disclosures related thereto.

         4.30. EMPLOYEE BENEFIT PLANS. Schedule 4.30 sets forth as of the date of this Agreement a complete list and description of all employment contracts, bonus, collective bargaining, deferred compensation, stock option, profit-sharing, pension, retirement, termination, incentive or other similar arrangement, plan or commitment (other than those described on Schedule 4.29 or Schedule 4.31) to which the Company is a party or by which the Company or its assets or properties are bound along with complete copies of such documents, arrangements or plans.

         4.31. ERISA PLANS. The only "employee benefit plans" (hereinafter referred to as the "Plans"), as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to which any liability under ERISA or otherwise presently exists or may be incurred by the Company are those listed on Schedule 4.31. No Plan is a "multi employer plan" as that term is defined in Section 3(37) of ERISA. Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law, and each Plan is qualified within the meaning of Section 401(a) of the Internal Revenue Code of 1954, as amended (the "Code") and each related trust is exempt from taxation under
Section 501(a) of the Code. No material liability under ERISA or otherwise has been incurred by the Company with respect to any Plan, individually or in the aggregate, and the Shareholder is not aware of any facts which indicate that such liability is reasonably likely to be incurred in the future. No "prohibited transaction," as such term is defined in Section 406 of ERISA or in Section 4975 of the Code, nor any "reportable event," as that term is defined in Section 4043 of ERISA has occurred with respect to any Plan, no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or in Section 412 of the Code (whether or not waived) exists with respect to any Plan and no suits, claims or other actions have been commenced or threatened with respect to any Plan. No Plan is a "defined benefit plan" as that term is defined in Section 3(35) of ERISA.

         4.32. AGREEMENTS AND COMMITMENTS. Schedule 4.32 sets forth as of the date of this Agreement a complete list of all written agreements (copies of which shall have been delivered to the Purchaser), and describes all oral agreements and commitments to which the Company is a party, concerning the following:

         4.32.1. PURCHASE AND SALE COMMITMENTS. Each outstanding purchase and sale commitment of the Company in the amount of $5,000.00 or more. No material outstanding purchase commitments by the Company is in excess of the normal, ordinary and usual requirements of the Company's Business. No commitment the term of which extends beyond ninety (90) days after the date hereof purports to obligate the Company to sell any product at a price which, in view of currently prevailing and projected costs of raw materials, would result, when all such sales commitments are taken in the aggregate, in a loss to the Company. The Company has not rendered billings for or collected progress or other advance payments under any sales commitment providing for such payments in excess of amounts which could reasonably be billed or collected on the basis of work actually completed thereunder.

         4.32.2. DISTRIBUTORSHIP AND SALES MANAGEMENT. Each distributorship, sales, agency, franchise or similar agreement of the Company.

         4.32.3. OTHER AGREEMENTS. Each material contract, agreement and commitment to which the Company is a party or by which the Company or any of its assets are bound other than those disclosed on the other Schedules delivered to the Purchaser by the Company.

         4.32.4. CUSTOMERS. Each customer of the Company's Business by name and location.

         4.33. ADVERSE CHANGE. Schedule 4.33 sets forth as of the date of this Agreement a complete description of any material adverse change in the financial condition, business or properties of the Company occurring after May 31, 1996, whether or not such change is reflected in the Financial Statements or in the ordinary course of the Company's Business including, but not limited to, any material change in the value of the assets or properties of the Company.

         4.34. INSURANCE POLICIES. Schedule 4.34 sets forth as of the date of this Agreement a complete description of all policies of insurance with respect to the Company covering its properties, buildings, machinery, equipment, furniture, fixtures, operations and employees including, but not limited to, policies covering errors and omissions and public liability, along with true, correct and complete copies of all such policies. All of such policies are in full force and effect. The Company is not in default with respect to any provisions of any such policy and has not failed to give any notice or present any material claim thereunder in due and timely fashion. There are no claims pending under such policies related to the Company's Business.

         4.35. SUPPLIERS. Schedule 4.35 sets forth as of the date of this Agreement a complete list of all suppliers to the Company which were paid more than $10,000.00 by the Company during the last twelve (12) months prior to the date of this Agreement. There has been no material changes in suppliers during the last three (3) years except as set forth on Schedule 4.35.

         4.36. STATUS OF AGREEMENTS. Each of the contracts, agreements, commitments, licenses and leases listed on Schedules delivered by the Company pursuant to this Agreement that are in full force and affect are a valid and legally binding obligation as to the Company, and there is no material default under the terms of any thereof (and no condition exists which, with the passage of time, the giving of notice, or both, would result in such a material default under the terms of any thereof).

         4.37. BANK ACCOUNTS. The name of every bank in which the Company has an account or safe deposit box, the identifying numbers of all such accounts and safe deposit boxes, and the names of all persons having power to borrow, discount debt obligations, cash or draw checks or otherwise act on behalf of the Company in any dealings with such banks are set forth on Schedule 4.37.

         4.38. INTERIM OPERATIONS. Except as disclosed on Schedule 4.38, on the other Schedules delivered by the Company to the Purchaser or in the Financial Statements, since May 31, 1996, the Company's Business has been conducted only in the ordinary course and there has not been: (a) any material change in the condition (financial or otherwise), assets, liabilities or business of the Company other than changes in the ordinary course, none of which, singly or in the aggregate, has been materially adverse; (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business or assets of the Company taken as a whole; (c) any declaration, setting aside a payment of any dividend, or other distribution, in respect of the Common Stock or any direct or indirect redemption, purchase or other acquisition of any capital stock of the Company (d) any option to purchase the Common Stock granted to any person, or any employment or deferred compensation agreement entered into between the Company and any of their officers, directors, employees or consultants; (e) any issuance or sale by the Company of any stock, bonds, or other corporate securities; (f) any labor disputes materially and adversely affecting the business or assets of the Company; (g) any statute enacted or any rule or regulation adopted which may materially and adversely affect the Company's Business; (h) any mortgage, pledge, lien or other encumbrance or security interest (other than liens for current taxes not yet due and such encumbrances, if any, except such as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present or proposed use of the property subject thereto or affected thereby, or otherwise materially impair business operations) created on any material asset, tangible or intangible, of the Company or assumed, either by the Company or by others with respect to any such asset; (i) any indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred, or other transactions (except as reflected in this Agreement) engaged in, by the Company, except in the ordinary course of business, which is material in light of the Company's Business; (j) any material obligation or liability discharged or satisfied by the Company other than current liabilities shown in the Financial Statements and current liabilities incurred since that date in the ordinary course of business; (k) any amendment, termination or waiver of any material right of substantial value belonging to the Company; or (l) any increase in the compensation payable or to become payable by the Company to any of its officers, employees, directors, consultants or agents, other than normal merit and cost-of-living increases in accordance with the Company's general prevailing practices.

         4.39. LITIGATION AND PROCEEDINGS. Except as set forth in Schedule 4.39, there is no litigation or any proceedings or governmental investigations pending or to the best of the knowledge of the Shareholders threatened against or relating to the Company or its properties or business including, but not limited to, litigation, proceedings or governmental investigations under federal or state anti-trust laws, Medicaid or Medicare laws, labor laws, environmental protection laws, safety and occupation laws or tax laws before any court, arbitrator or administration agency which may materially and adversely affect the Company or its business and properties taken as a whole. Such Schedule sets forth a statement as to reserves and other provisions that have been made by the Company concerning possible liabilities that may arise out of pending or threatened litigation or proceedings.

         4.40. COMPLIANCE WITH LAWS. To the best of the Shareholders' knowledge and except as set forth in Schedule 4.40: (a) the Company is not in material violation of any applicable building, zoning, occupational safety and health, pension, reimbursement (including, but not limited to, Medicare and Medicaid), environmental control or similar law, ordinance or regulation in relation to its structures, equipment, or the operation thereof or of the Company's Business, or any applicable fair employment, equal opportunity or similar law, ordinance or regulation; (b) the Company has not received any written notice or complaint from any governmental agency or authority and, to the best of the knowledge of the Shareholders none is threatened, alleging that the Company have violated any such requirement, law, ordinance or regulation; (c) the Company has not received any written notice from any governmental agency or authority of any pending proceeding to take all or any part of the properties of the Company (whether leased or owned) by condemnation or right of eminent domain and, to the best of the knowledge of the Shareholder, no such proceeding is threatened; and (d) the Company is not a party to any agreement or instrument, or subject to any judgment, order, writ, injunction, rule, regulation, code or ordinance which materially and adversely affects or may affect the business, operations, prospects, properties, assets or condition, financial or otherwise, of the Company.

         4.41. WORKER'S COMPENSATION; UNEMPLOYMENT COMPENSATION. Schedule 4.41 is a description of the basis upon which, under the various applicable laws, worker's compensation and unemployment compensation matters have been handled for the Company for the last three fiscal years. Except as otherwise described in such Schedule, worker's compensation and unemployment compensation matters have been conducted and are being conducted so as to be in substantial compliance with all laws and regulations applicable thereto.

         4.42. POWERS OF ATTORNEY. The Company has no powers of attorney or similar authorizations outstanding, other than those issued in the ordinary course of business, with respect to insurance, tax and federal and state securities laws.

         4.43. ENERGY SOURCES. The Company has not received any written notification of any proposed cut in or allocation of natural gas, electrical energy, or other similar sources of heat, light and power by any public utility or other body in connection with the operation of the Company's Business.

         4.44. RELATIONSHIP WITH CUSTOMERS. To the best knowledge of the Shareholders and except as set forth in Schedule 4.44, no customer of the Company which has accounted for more than five percent (5%) of the Company's annual sales during the last two (2) years or customers of the Company which, collectively, accounted for more than ten percent (10%) of the Company's annual sales during the last two (2) years, have refused to honor any of its commitments to purchase products produced by the Company or provided the Company with information indicating material dissatisfaction with the quality, production or price of the

Company's products, and there has been no material adverse change with respect to the relationship of the Company with any such customer.

         4.45. ENVIRONMENTAL MATTERS. The term "Environmental Laws" shall refer to any and all applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits relating in any way to the protection of the environment, including, without limitation, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and the Toxic Substances Control Act and any amendments or extensions of the foregoing and the regulations promulgated thereunder. The Company has not received any written notice of any work, repairs, construction or capital expenditures required to be made by it pursuant to applicable Environmental Laws with respect to the Company's Business. None of the Leased Property is contaminated by or contains any toxic substance, as that term is defined in RCRA, such that the contamination violates Environmental Laws. No claim, action, suit or proceeding is pending or threatened against the Company before any court or other governmental authority or arbitration tribunal, relating to hazardous substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting the Company or its respective assets with respect to the same. The Company has not received any written notice from any government agency or private or public entity advising it that it is responsible for response costs with respect to a release, a threatened release or clean up of chemicals produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, including, but not limited to, hazardous substances, as defined under CERCLA, and has not received any information requests under CERCLA from any government agency. As used herein, "Hazardous substances" include any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to RCRA and CERCLA, or any other federal, state or local environmental law, ordinance, rule or regulation, except that, for purposes of this Agreement, "petroleum" (including crude oil or any faction thereof) shall be deemed a "hazardous substance." "Release" shall have the same meaning as defined in CERCLA.

         4.46. CERTAIN CONDITIONS FOR ACCOUNTING TREATMENT. The Company has not been a subsidiary or division of another corporation; the Company has not changed the equity interest of the shares of the Common Stock in contemplation of effecting the transactions contemplated by this Agreement during the period beginning on the date of its organization and ending on the date of this Agreement.

         4.47. CERTIFICATES AND SCHEDULES. All certificates and Schedules (as well as those items referred to therein) delivered to the Purchaser by the Company pursuant to the provisions of this Agreement are true, correct and complete in all material respects.

         4.48. BROKER'S FEE. The Shareholders have not engaged or consulted with any broker with respect to the transaction contemplated by this Agreement so as to give rise to any valid claim against the Shareholders or the Purchaser for a brokerage commission, finder's fee or like payment.

         4.49. ACCURACY OF INFORMATION. No statement contained in the Schedules and in any other written documents executed and/or delivered by the Shareholders pursuant to the terms of this Agreement nor any representation or warranty contained herein or made hereunder, contains any misstatement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Schedules and such other documents shall be deemed to constitute representations and warranties of the Company and the Shareholder under this Agreement to the same extent as if set forth in this Agreement.

 5.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASER.
         -----------------------------------------------------------

                  The Purchaser hereby represents, warrants and agrees (and acknowledges that each such representation, warranty and agreement shall be deemed material and independently relied upon by the Shareholders), in consummating the transactions herein contemplated:

         5.1. ORGANIZATION OF THE PURCHASER. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and is legally entitled to own and lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated or where its business in now conducted.

         5.2. AUTHORITY. Except as otherwise provided in this Agreement, the execution and delivery of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary action on the part of the Purchaser and this Agreement constitutes a valid and legally binding obligation of the Purchaser enforceable in accordance with its terms.

         5.3. BROKER'S FEE. The Purchaser has not engaged or consulted with any broker with respect to the transactions contemplated by this Agreement so as to give rise to any valid claim against the Purchaser for a brokerage commission, finder's fee or like payment.

         5.4 CONFLICTS. Neither the execution and delivery of this Agreement and the consummation of the transactions herein contemplated nor compliance by the Purchaser with any provisions hereof will: (a) conflict with, cause an acceleration of or result in a material breach of or default under any of the terms, conditions, or provisions of any (i) charter instrument or (ii) note, bond, mortgage, indenture, license, agreement or other instrument to which the Purchaser is a party or by which it or any of its property is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation, the violation of which would have a material adverse consequence upon the Purchaser, its properties, and its assets, taken as a whole.

         5.5. ACCURACY OF INFORMATION. No statements in any other written documents executed and/or delivered by or on behalf of the Purchaser pursuant to the terms of this Agreement nor any representation or warranty contained herein or made hereunder, contains any misstatement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Such other documents shall be deemed to constitute representations and warranties of the Purchaser under this Agreement to the same extent as if set forth in this Agreement.

6.       THE CLOSING.
         -----------

         The Closing under this Agreement (herein referred to as the "Closing") shall be held simultaneously with the execution hereof but to be effective as of June 30, 1996. At the Closing, the parties hereto shall proceed in the manner and in the order as hereinafter set forth:

         6.1. CERTIFICATE OF GOOD STANDING OF THE COMPANY AND THE PURCHASER. The Companies and the Purchaser shall deliver to each other certified copies of their respective Certificates of Good Standing executed by the Secretary of the State in which they are incorporated and dated no more than twenty (20) days prior to the date of Closing.

         6.2. CERTIFIED RESOLUTIONS OF THE PURCHASER. The Purchaser shall deliver to the Shareholder a copy of resolutions adopted by the Board of Directors of the Purchaser, certified true and correct by an officer of the Purchaser as of the date of Closing, authorizing it to enter into this Agreement and the transactions herein contemplated.

         6.3. DELIVERY OF THE SHAREHOLDER'S SHARES CERTIFICATES. The Shareholder shall deliver to the Purchaser the certificate or certificates representing the Shares as required by Section 1 of this Agreement.

         6.4. DELIVERY OF CONSIDERATION. The Purchaser shall deliver to each Shareholder the Note and the Cash described in Section 2 hereof.

         6.5. RESIGNATIONS. The Shareholder shall deliver to the Purchaser resignations of all officers and directors of the Company.

         6.6. OTHER DOCUMENTS. The parties shall execute and deliver to each other all other certificates, agreements and other documents required to be delivered pursuant to this Agreement or necessary or useful to complete the transaction contemplated hereby.

7.       INDEMNIFICATION; SET OFF.
         ------------------------

         7.1. THE SHAREHOLDERS' INDEMNIFICATION. From and after the Closing, the Shareholders, jointly and severally shall indemnify, defend and hold harmless the Purchaser from, against and with respect to any actual monetary loss incurred by the Purchaser from any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character arising out of or in any manner incident, relating or attributable to
(i) the inaccuracy in any representation or breach of warranty of the Shareholders contained in this Agreement, in the Schedules, or in any certificate, instrument or other document or agreement executed by the Shareholders in connection with this Agreement, except to the extent the Purchaser was aware of such inaccuracy or breach at the Closing, (ii) any failure by the Shareholders or the Company to perform or observe any covenant, agreement or condition to be performed or observed by either of them under this Agreement or under any certificates or other documents or agreements executed by either of them in connection with this Agreement - PROVIDED, HOWEVER, the provisions of this Section 7.1 shall not apply to any breach or default by Baker pursuant to that certain Employment Agreement being entered into by Baker and the Purchaser of even date herewith; (iii) claims relating to the enforcement of the Purchaser's rights under this Agreement; and (iv) claims from federal, state and/or local taxing authorities for increased taxes, interest or penalties related to or resulting from audit findings that the Company paid unreasonable or excessive compensation for periods prior to the Closing; PROVIDED, HOWEVER, the total amount for which the Shareholders shall be liable pursuant hereto shall not exceed $690,000,000, being the sum of the Cash, the Notes and the Contingent Payments. In addition, notwithstanding any other provision of the Agreement to the contrary, the Shareholders shall not be required to make any cash payments pursuant to this Section 7 in excess of the aggregate amount of cash received from the Purchaser pursuant to the terms of this Agreement. PROVIDED FURTHER, HOWEVER, and notwithstanding anything to the contrary stated herein, the limit on the Shareholders' liability shall not apply in situations where the Shareholders' actions amount to fraud against the Purchaser.

         If any claim covered by the foregoing indemnity is asserted against the Purchaser, the Purchaser shall notify the Shareholders promptly and give them an opportunity to defend the same, and the Purchaser shall extend reasonable cooperation to the Shareholders in connection with such defense. In the event that the Shareholders fail to defend the same within a reasonable time, the Purchaser shall be entitled to assume the defense thereof and the Shareholders shall be liable to repay the Purchaser for all of its expenses reasonably incurred in connection with such defense (including reasonable attorneys' fees and settlements payments) within the limits set forth herein. In the event that the Shareholders have paid to the Purchaser the maximum amount of indemnification for which they are liable hereunder and a claim that would otherwise be covered by the foregoing indemnity is still outstanding, the Purchaser shall have the right to assume the defense thereof since it (or the Company) will be paying all costs and damages associated therewith.

         7.2. THE PURCHASER'S INDEMNIFICATION. From and after the Closing, the Purchaser shall indemnify, defend and hold harmless the Shareholders from, against an with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character arising out of or in any manner incident, relating or attributable to
(i) the inaccuracy in any representation or breach of warranty of the Purchaser contained in this Agreement, in the Schedules, or in any certificate, instrument or other document or agreement executed by the Purchaser in connection with this Agreement or otherwise made or given in writing in connection with this Agreement by the Purchaser, except to the extent the Shareholders were aware of such inaccuracy or breach at the Closing, (ii) any failure by the Purchaser to perform or observe any covenant, agreement or condition to be performed or observed by it under this Agreement or under any certificates or other documents or agreements executed it in connection with this Agreement, and (iii) claims relating to the enforcement of the Shareholders' rights under this Agreement; PROVIDED, HOWEVER, the total amount for which the Purchaser shall be liable pursuant hereto shall not exceed $690,000.00. If any claim covered by the foregone indemnity is asserted against the Shareholder, the Shareholder shall notify the Purchaser promptly and give it an opportunity in connection with such defense. In the event that the Purchaser fails to defend the same within a reasonable time, the Shareholder shall be entitled to assume the defense thereof and the Purchaser shall be liable to repay the Shareholder for all of its expenses reasonably incurred in connection with such defense (including reasonable attorneys' fees and settlement payments).

         7.3. RIGHTS OF SET OFF. If the Purchaser, in its sole discretion, determines that it is or is reasonably expected to be entitled to indemnification for any amounts (collectively, the "Amounts Subject to Indemnification") pursuant to Section 7.1 of this Agreement, then the Purchaser may, in lieu of or in addition to pursuing its rights of indemnification from the Shareholder, give notice to the Shareholders that: (i) it is reducing any amounts due the Shareholder under the Note by an amount equal to the Amounts Subject to Indemnification, such reduction to be treated as first credited against interest accrued but not yet paid and then a pre-payment of principal without penalty; and/or (ii) reduce any Contingent Payment (including the amount of any of the Purchaser's Shares) due the Shareholders by an amount equal to the Amounts Subject to Indemnification.

8.       MUTUAL FURTHER ASSURANCE AND AGREEMENTS.
         ---------------------------------------

         Each of the Purchaser and the Shareholders covenants with the other as follows:

         8.1. CONFIDENTIALITY. All information furnished by one party to the other party in connection with this Agreement or the transactions contemplated hereby shall be kept confidential by such other party (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that such information (i) already is known to such other party when received, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be disclosed in any document filed with the SEC or any other agency of any government, or (iv) as otherwise required to be disclosed pursuant to any federal or state law, rule or regulation or by any applicable judgment, order or decree of any court or by any governmental body or agency having jurisdiction in the premises after such other party has given reasonable prior written notice to the other parties to this Agreement of the pending disclosure of any such information.

         8.2. CURRENT INFORMATION. During the period from the date of this Agreement to the Closing, or until this Agreement is terminated as provided herein and except as publicly disclosed by the Purchaser, each party shall promptly notify the other parties of (i) any material change in the normal course of its business or in the operation of its properties, (ii) any governmental complaints, investigations or hearing (or communications indicating that the same may be contemplated), or receipt of any memorandum of understanding or cease and desist order from a regulatory authority, or (iii) the institution of the threat of material litigation involving such party, and will keep the other party fully informed of such events.

         8.3. MISCELLANEOUS AGREEMENTS. Subject to the terms and conditions herein provided, each party shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         8.4. PUBLICITY. Subject to the other provisions of this Agreement, press releases and other publicity materials relating to the transactions contemplated by this Agreement shall be released by the parties hereto only after review and with the consent of both parties; PROVIDED, HOWEVER, that the Purchaser shall have the right, after consulting with the Shareholder, to make a public announcement of the execution of this Agreement, and its subsequent closing, and a disclosure of the basic terms and conditions of this Agreement if advised to do so by its legal counsel in connection with the reporting and disclosure obligations of the Purchaser under the federal securities laws and/or the NASDAQ National Market.

9.       WAIVERS.
         -------

         The Shareholder or the Purchaser may, by an instrument in writing extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained in this Agreement.

10.      NOTICES.
         -------

         All notices and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when mailed, by registered or certified mail, postage prepaid, or when delivered by nationally recognized overnight courier service, or when telecopied, as follows:


          If to the Shareholders to:    The Shareholders at the respective address
                                        listed under the first paragraph of this Agreement.

                  with a copy to:       Daniel R. Hackett, Esq.
                                        Arter and Hadden
                                        21st Floor, One Columbus
                                        10 West Broad Street
                                        Columbus, Ohio  43215-3422

         If to the Purchaser to:        Arbor Health Care Company
                                        1100 Shawnee Road
                                        P.O. Box 840
                                        Lima, OH  45805
                                        Attention:  Pier C. Borra, President
                                        Telecopier: (419) 227-3499

                  with a copy to:       Brad C. Roush, General Counsel
                                        Arbor Health Care Company
                                        1100 Shawnee Road
                                        P.O. Box 840
                                        Lima, OH  45805
                                        Telecopier: (419) 221-3366

11.      ENTIRE AGREEMENT.
         ----------------

         This Agreement (including the Recitals, Exhibits and Schedules hereto) supersedes any and all oral or written agreements (including, but not limited to, the Letter of Intent by and between the Purchaser, the Shareholder and Richard E. Moon, Jr., and dated June 6, 1996) heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties hereto relating to the subject matter hereof.

12.      PERSONAL GUARANTY.
         -----------------

         The parties acknowledge that Baker has personally guaranteed certain indebtedness of the Company as disclosed on Schedule 4.24 hereof (the "Personally Guaranteed Loans"). The Purchaser covenants and agrees that it shall use its best efforts to obtain the release of such Personally Guaranteed Loans within thirty (30) days after the Closing. In the event that such release cannot be obtained, the Purchaser hereby agrees to indemnify and hold harmless Baker from and against any and all liability arising out of or resulting from the Personally Guaranteed Loans.

13.      NO IMPLIED RIGHTS OR REMEDIES.
         -----------------------------

         Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Shareholders or Purchaser any rights or remedies under or by reason of this Agreement.

14.      HEADINGS.
         --------

         Headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

15.      COUNTERPARTS.
         ------------

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.      BENEFIT AND ASSIGNMENT.
         ----------------------

         This Agreement binds and inures to the benefit of each party hereto and their respective heirs, successors and assigns. The Shareholders' right to receive the Contingent Payment(s), if at all, shall not be affected by their death.

17.      GOVERNING LAW.
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

18.      CROSS-REFERENCE.
         ---------------

         To the extent that any Schedule hereto would be required to contain information covered by another Schedule hereto, a brief cross-reference identifying the information and the Schedule where it is best described will be sufficient.

19.      PRONOUNS.
         --------

         Whenever required by the context herein, the singular includes the plural and the masculine includes the feminine or the neuter. Words such as "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement.

20.      SURVIVAL OF REPRESENTATION AND WARRANTIES.
         -----------------------------------------

         All of the representations and warranties made in this Agreement by either the Shareholders or the Purchaser including without limitation agreements to indemnify under Section 7 hereunder, shall survive the Closing for a period of three (3) years thereafter; PROVIDED,

HOWEVER, that such three (3) year limitation period shall not apply to matters involving: (i) taxes; (ii) statutes, rules and regulations pertaining to Medicare, Medicaid or other reimbursement programs; (iii) inaccuracy of the representations and warranties contained in Sections 4.2, 4.3, 4.7 and 4.8 hereof; and (iv) any other matter amounting to fraud against the Purchaser, which shall only be limited by any applicable statute of limitations.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PURCHASER                           SHAREHOLDERS

ARBOR HEALTH CARE COMPANY

By /s/ Pier C. Borra                 /s/ Robert Q. Baker
  -------------------------         -------------------------------
Pier C. Borra, President            Robert Q. Baker

                                     /s/ Richard E. Moon
                                    ------------------------------
                                    Richard E. Moon

                        EXHIBIT A
                        ---------

SHAREHOLDER                                 SHAREHOLDER'S SALES
- -----------                                 -------------------

Robert Q. Baker                             250 Common Shares,
                                            without par value

Richard E. Moon                             250 Common Shares,
                                            without par value

                                    EXHIBIT B

                                 PROMISSORY NOTE
                                 ---------------

$37,400.00                                                            Lima, Ohio
                                                                   June 30, 1996

                  For value received, the receipt and sufficiency of which are hereby acknowledged, the undersigned, ARBOR HEALTH CARE COMPANY, a Delaware corporation ("Payor"), hereby promises to pay to the order of _________________ ("Payee") or his heirs, personal representatives and assigns, at _________________________________, or at such other place as the holder hereof may, from time to time, designate in writing, the outstanding principal balance of Thirty Seven Thousand Four Hundred and No/100 Dollars ($37,400.00), with simple interest on the unpaid principal sum thereof at a rate of seven and one-half percent (7 1/2%) per year, payable at the times and on the terms as hereinafter provided in this promissory note (the "Note"):

          1. Interest hereon and the principal sum shall be paid in lawful money of the United States of America.

          2. Payor shall pay the interest accrued hereon semi-annually in arrears, beginning December 31, 1996 and continuing on June 30, 1997 and December 31, 1997. Payor shall pay the principal hereof, together with all interest accrued to date, on the date that is eighteen (18) months from the date of this Note, whereupon this Note shall be cancelled.

          3. Prepayment of all or any part of the principal sum of the Note, together with accrued interest thereon, shall be allowed at any time. Any partial prepayment shall be applied first against accrued interest and then as a reduction of principal, except as otherwise provided in the Agreement (as that term is defined in paragraph 4 hereof). Any such prepayment shall not postpone the due date of any subsequent installment.

          4. The principal amount of this Note and/or accrued interest thereon may be reduced in the manner specified in Section 7:
               "Indemnification; Set Off" of that certain Share Purchase Agreement entered into by and among Payor, Payee and ___________ and dated as of June 30, 1996 (the "Agreement").

          5. The happening of the following event shall be deemed a default under this Note: default by Payor in the payment of any installment of principal or interest when due under this Note and the same shall remain unpaid for a period of ten (10) days after written notice thereof has been delivered to Payor.

          6. In the event of a default under this Note, the holder hereof may by an instrument or instruments in writing signed by him and addressed and delivered to the undersigned (a) declare that the entire principal balance then owing shall bear interest at a rate of ten percent (10%) per year, or (b) declare the outstanding principal balance of this Note due and payable and, upon such declaration being made, the entire unpaid principal and all accrued interest shall be due and payable. No delay on the part of the holder of this Note shall constitute a waiver of his rights under this paragraph.

               7. This Note shall be construed by the laws of the State of Ohio.

               8. This Note has been executed and delivered at Lima, Allen County, Ohio on the date first above written.

                                      ARBOR HEALTH CARE COMPANY


                                      -------------------------------
                                      Pier C. Borra, President

                                    EXHIBIT C
                                    ---------

                             SHAREHOLDER'S AGREEMENT
                             -----------------------

                                     [Date]

Arbor Health Care Company
1100 Shawnee Road
P.O. Box 840
Lima, OH  45802

Gentlemen:

         This letter (the "Shareholder's Agreement") is being furnished to you pursuant to Section 3.4 of the Share Purchase Agreement (the "Agreement") dated as of June 30, 1996, by and among Arbor Health Care Company, a Delaware corporation (the "Purchaser"), Robert Q. Baker and Richard E. Moon. Unless the context requires a different use or meaning, the capitalized words and terms used herein shall have the meanings given to them in the Agreement.

         The undersigned Shareholder hereby represents to and agrees with the Purchaser as follows:

         1. The undersigned understands that the Purchaser has not filed a registration statement under the 1933 Act covering the resale of the Purchaser's Shares and that the Purchaser is not obligated to file such a registration statement.

         2. The undersigned will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Purchaser's Shares except (i) in accordance with Rule 144 under the 1933 Act, (ii) in a transaction which, in the opinion of counsel to the Purchaser, is exempt from registration under the 1933 Act, or
(iii) pursuant to an effective registration statement filed in compliance with the 1933 Act and any applicable state securities laws. The undersigned will furnish to the Purchaser such information and documents as the Purchaser may reasonably request in connection with any disposition of the Purchaser's Shares.

         3. The undersigned further agrees that he will not offer, sell, transfer, pledge, hypothecate, or otherwise dispose of any of the Purchaser's Shares until such time as financial results covering at least 30 days of combined operations of the Purchaser and the Company shall have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

         4. The certificates evidencing the Purchaser's Shares will bear a restrictive legend in substantially the following form:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"). Reference is made to the Shareholder's Agreement between the issuer and the registered holder hereof, a copy of which is on file with the issuer, to the effect that the shares may only be offered, sold, transferred, pledged, hypothecated or otherwise disposed of (i) in accordance with Rule 144 under the 1933 Act, (ii) in a transaction which, in the opinion of counsel to the issuer, is exempt from registration under the 1933 Act, or (iii) pursuant to an effective registration statement filed in compliance with the 1933 Act and any applicable state securities laws; and other restrictions on resales as provided in the Shareholder's Agreement.

         5. The undersigned understands that the Purchaser will issue stop transfer instructions to its transfer agent with respect to the foregoing restrictions on the disposition of the Purchaser's Shares.

         6. The information provided on (i) the attached Purchaser Questionnaire, and (ii) if the undersigned is not an "accredited investor" within the meaning of Regulation D, as adopted by the SEC, the attached Purchaser Representative Questionnaire, is true, complete and accurate in all respects.

         7. The undersigned is acquiring his portion of the Purchaser's Shares for his own account for investment within the meaning of the 1933 Act.

         8. The undersigned understands that no aspect of the contemplated share purchase transaction has been or will be registered with or reviewed by the SEC under the 1933 Act, or with or by any state securities law administrator, and no federal or state securities law administrator has approved any disclosure or other material concerning the Purchaser or the Purchaser's Shares, or made any recommendation with respect thereto. The undersigned, personally or with the assistance of his purchaser representative, has sufficient knowledge and experience in business and financial matters that he is capable of evaluating the merits and risks of the proposed share purchase transaction, and he has investigated the merits and risks of the transaction. The undersigned has been provided with the Annual Report to Shareholders and Annual Report on Form 10-K of the Purchaser for the year ended December 31, 199_, and the subsequent reports filed by the Purchaser with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and has had the opportunity to ask questions of, and receive answers from, members of the management of the Purchaser.

Witnesses:

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